Exhibit 99

News Announcement	For Immediate Release

REX AMERICAN RESOURCES FISCAL SECOND QUARTER DILUTED EPS RISE SEVEN-
FOLD TO A RECORD $0.71 AS Q2’13 NET INCOME INCREASES TO $5.8 MILLION
FROM $0.8 MILLION

Dayton, Ohio, (September 4, 2013) -- REX American Resources Corporation (NYSE: REX) today reported financial results for its fiscal 2013 second quarter (“Q2 ’13”) ended July 31, 2013. REX management will host a conference call and webcast today at 11:00 a.m. ET.

Conference Call:	(212) 271-4651

Webcast / Replay URL:	www.rexamerican.com/Corp/Page4.aspx

The webcast will be available for replay for 30 days

REX American Resources’ Q2 ’13 results principally reflect its alternative energy segment interests in seven ethanol production facilities. The operations of One Earth Energy, LLC (“One Earth”) and NuGen Energy, LLC (“NuGen”) are consolidated, while those of its five other plants are reported as equity in income of unconsolidated ethanol affiliates.

Reflecting improved ethanol crush spread margins since the beginning of calendar 2013 as well as higher year-over-year prices for ethanol and dried and modified distillers grains, Q2 ’13 net income attributable to REX shareholders rose 623% to $5.8 million, compared with $0.8 million in Q2 ’12, while Q2 ’13 diluted net income per share attributable to REX common shareholders rose 610% to $0.71, from $0.10 in Q2 ’12.

REX’s Q2 ’13 net sales and revenue rose 15% to $175.7 million, from $153.2 million in Q2 ’12. Reflecting the improved ethanol production industry environment, REX generated gross profit of $11.0 million in Q2’ 13, compared with $7.0 million in Q2’ 12. In Q2 ’13, equity in income of unconsolidated ethanol affiliates rose to $4.6 million, compared with a $0.5 million loss in Q2 ’12. REX’s Q2 ’13 income from continuing operations before income taxes and non-controlling interests was $10.4 million, compared with $1.7 million in Q2 ’12. Q2 ’13 income from continuing operations attributable to REX shareholders net of tax was $5.8 million, or $0.71 per diluted share, compared with $0.7 million, or $0.08 per diluted share, in Q2 ’12. Per share results in Q2 ’13 and Q2 ’12 are based on 8,204,000 and 8,385,000 diluted weighted average shares outstanding, respectively.

REX CEO, Stuart Rose, commented, “REX generated the highest level of second quarter net income since entering the ethanol industry and the highest level of second quarter earnings per share in the Company’s history as improved ethanol crush spread margins and higher prices for ethanol and its by-products, combined with our operating discipline at both the plant and corporate level, drove strong results at both our consolidated and unconsolidated ethanol operations.

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REX American Resources Q2’ 13 Results, 9/4/13	page 2

“Our interests in ethanol plants across the corn belt, all of which were built by Fagen, Inc. utilizing ICM, Inc. technology, have positioned REX as a leader in the ethanol industry. While the profitability of ethanol, distillers grains and corn oil production remains subject to commodity price fluctuations, we consider our operating structure and financial model to be among the best in the industry. This allowed our ethanol plants to outperform the industry and achieve significant earnings growth on improved crush spreads as reflected by the strong second quarter results.”

Balance Sheet and Share Repurchase Program

At July 31, 2013, REX had cash and cash equivalents of $68.8 million, $47.6 million of which was at the parent company and $21.2 million of which was at its consolidated ethanol production facilities. This compares with cash and cash equivalents of $69.1 million at January 31, 2013, $47.8 million of which was at the parent and $21.3 million of which was at its consolidated ethanol production facilities.

REX repurchased 15,564 shares of its common stock in open market transactions in Q2 ’13 at an average price per share of $18.79. The Company is currently authorized to repurchase up to an additional 370,598 shares of common stock. Taking into account all share repurchases to date, REX has 8,168,338 shares outstanding.

At July 31, 2013, REX had lease agreements, as landlord for six former retail store locations. REX has 7 owned former retail stores that were vacant and two which had seasonal leases at July 31, 2013, all of which are being marketed for sale or lease. In addition, one former distribution center is partially occupied by the REX corporate office and the remainder is leased. The real estate segment revenue is primarily comprised of rental income derived from these sites.

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REX American Resources Q2’ 13 Results, 9/4/13	page 3

Segment Income Statement Data:

	Three Months Ended		Six Months Ended
	July 31,		July 31,
($ in thousands)	2013	2012	2013	2012
Net sales and revenue:
Alternative energy (1)	$175,290	$152,778	$353,614	$303,442
Real estate	427	386	850	729
Total net sales and revenues	$175,717	$153,164	$354,464	$304,171

Gross profit (loss):
Alternative energy (1)	$10,890	$7,027	$19,916	$12,537
Real estate	115	(69)	195	(81)
Total gross profit	$11,005	$6,958	$20,111	$12,456

Segment profit (loss):
Alternative energy segment (1)	$11,114	$2,432	$17,740	$4,901
Real estate segment	53	(114)	72	(216)
Corporate expense	(732)	(623)	(1,432)	(1,131)
Interest expense	(8)	(21)	(17)	(23)
Interest income	18	19	36	49
Income from continuing operations before income taxes and non-controlling interests	$10,445	$1,693	$16,399	$3,580

(1)	Includes results attributable to non-controlling interests of approximately 26% for One Earth, and approximately 1% for NuGen.

The following table summarizes select data related to the Company’s consolidated alternative energy interests:

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2013	2012	2013	2012
Average selling price per gallon of ethanol	$2.38	$2.12	$2.36	$2.13
Average selling price per ton of dried distillers grains	$243.49	$216.95	$253.32	$206.99
Average selling price per ton of modified distillers grains	$108.66	$103.15	$123.51	$99.77
Average cost per bushel of grain	$7.15	$6.49	$7.29	$6.46
Average cost of natural gas (per mmbtu)	$4.42	$3.32	$4.35	$3.72

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REX American Resources Q2’ 13 Results, 9/4/13	page 4

Segment Balance Sheet Data:

	July 31, 2013	January 31, 2013
Assets:
Alternative energy	$346,313	$337,857
Real estate	12,422	13,326
Corporate	49,967	54,147
Total assets	$408,702	$405,330

Supplemental Data Related to REX’s Alternative Energy Interests:

REX American Resources Corporation
Ethanol Ownership Interests/Effective Annual Gallons Shipped as of July 31, 2013
(gallons in millions)

Entity	Trailing Twelve Months Gallons Shipped	Current REX Ownership Interest	REX’s Current Effective Ownership of Trailing Twelve Month Gallons Shipped
One Earth Energy, LLC (Gibson City, IL)	112.3	74%	83.2
NuGen Energy, LLC (Marion, SD)	112.2	99%	111.6
Patriot Holdings, LLC (Annawan, IL)	118.3	27%	31.4
Big River Resources West Burlington, LLC (West Burlington, IA)	97.5	10%	9.5
Big River Resources Galva, LLC (Galva, IL)	103.6	10%	10.1
Big River United Energy, LLC (Dyersville, IA)	106.6	5%	5.2
Big River Resources Boyceville, LLC (Boyceville, WI)	55.8	10%	5.4
Total	706.3	n/a	256.4

About REX American Resources Corporation

REX American Resources has interests in seven ethanol production facilities which in aggregate shipped approximately 706 million gallons of ethanol over the twelve month period ended July 31, 2013. REX’s effective ownership of the trailing twelve month gallons shipped (for the twelve months ended July 31, 2013) by the ethanol production facilities in which it has ownership interests was approximately 256 million gallons. Further information about REX is available at www.rexamerican.com.

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative changes, the price volatility and availability of corn, dried and modified distillers grains, ethanol, corn oil, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, changes in the national or regional economies, weather, the effects of terrorism or acts of war, changes in real estate market conditions and the impact of Internal Revenue Service audits. The Company does not intend to update publicly any forward-looking statements except as required by law.

Contact:
Douglas Bruggeman	Joseph Jaffoni, Norberto Aja
Chief Financial Officer	JCIR
(937) 276-3931	(212) 835-8500
rex@jcir.com

- statement of operations follow -

REX American Resources Q2’ 13 Results, 9/4/13	page 5

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2013	2012	2013	2012
Net sales and revenue	$175,717	$153,164	$354,464	$304,171
Cost of sales	164,712	146,206	334,353	291,715
Gross profit	11,005	6,958	20,111	12,456
Selling, general and administrative expenses	(4,194)	(3,573)	(7,935)	(6,175)
Equity in income (loss) of unconsolidated ethanol affiliates	4,628	(481)	6,227	(39)
Interest and other income	45	41	86	69
Interest expense	(1,029)	(1,173)	(2,084)	(2,505)
Losses on derivative financial instruments, net	(10)	(79)	(6)	(226)
Income from continuing operations before income taxes	10,445	1,693	16,399	3,580
Provision for income taxes	(3,744)	(538)	(5,855)	(1,085)
Income from continuing operations	6,701	1,155	10,544	2,495
Income from discontinued operations, net of tax	43	77	142	234
Gain on disposal of discontinued operations, net of tax	1	57	132	52
Net income	6,745	1,289	10,818	2,781
Net income attributable to non-controlling interests	(920)	(483)	(1,486)	(1,042)
Net income attributable to REX common shareholders	$5,825	$806	$9,332	$1,739

Weighted average shares outstanding – basic	8,164	8,347	8,161	8,354

Basic income per share from continuing operations attributable to REX common shareholders*	$0.71	$0.08	$1.11	$0.17
Basic income per share from discontinued operations attributable to REX common shareholders*	—	0.01	0.02	0.03
Basic income per share on disposal of discontinued operations attributable to REX common shareholders*	—	0.01	0.01	0.01
Basic net (loss) income per share attributable to REX common shareholders*	$0.71	$0.10	$1.14	$0.21

Weighted average shares outstanding – diluted	8,204	8,385	8,204	8,414

Diluted (loss) income per share from continuing operations attributable to REX common shareholders*	$0.71	$0.08	$1.11	$0.17
Diluted income per share from discontinued operations attributable to REX common shareholders*	—	0.01	0.02	0.03
Diluted income per share on disposal of discontinued operations attributable to REX common shareholders*	—	0.01	0.01	0.01
Diluted net income per share attributable to REX common shareholders	$0.71	$0.10	$1.14	$0.21
Amounts attributable to REX common shareholders:
Income from continuing operations, net of tax	$5,781	$672	$9,058	$1,453
Income from discontinued operations, net of tax	44	134	274	286
Net income	$5,825	$806	$9,332	$1,739

*	Certain amounts differ from those previously reported as a result of certain real estate assets being reclassified as discontinued operations.

REX American Resources Q2’ 13 Results, 9/4/13	page 6

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands) Unaudited

	July 31, 2013	January 31, 2013
Assets
Current assets:
Cash and cash equivalents	$68,755	$69,073
Restricted cash	500	—
Accounts receivable	17,409	11,567
Inventories	29,372	24,919
Refundable income taxes	1,356	1,347
Prepaid expenses and other	5,932	4,091
Deferred taxes, net	—	3,930
Total current assets	123,324	114,927
Property and equipment, net	214,452	223,180
Other assets	5,011	7,264
Equity method investments	65,915	59,959
Total assets	$408,702	$405,330

Liabilities and equity
Current liabilities:
Current portion of long-term debt	$16,849	$15,623
Accounts payable, trade	5,965	4,655
Deferred income	143	627
Accrued real estate taxes	1,983	2,651
Accrued payroll and related items	1,348	302
Derivative financial instruments	1,893	1,859
Deferred taxes	1,552	—
Other current liabilities	5,212	5,742
Total current liabilities	34,945	31,459
Long-term liabilities:
Long-term debt	81,451	91,306
Deferred taxes	7,172	7,141
Derivative financial instruments	40	930
Other long-term liabilities	—	211
Total long-term liabilities	88,663	99,588
Equity:
REX shareholders’ equity:
Common stock	299	299
Paid-in capital	143,788	143,575
Retained earnings	331,360	322,028
Treasury stock	(219,770)	(219,550)
Total REX shareholders’ equity	255,677	246,352
Noncontrolling interests	29,417	27,931
Total equity	285,094	274,283
Total liabilities and equity	$408,702	$405,330

- statement of cash flows follow -

REX American Resources Q2’ 13 Results, 9/4/13	page 7

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands) Unaudited

	Six Months Ended July 31,
	2013	2012
Cash flows from operating activities:
Net income including noncontrolling interests	$10,818	$2,781
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,811	8,241
Impairment charges and other	—	143
(Income) loss from equity method investments	(6,227)	39
Gain on disposal of real estate and property and equipment	(6)	(83)
Dividends received from equity method investees	200	2,005
Deferred income	(484)	(958)
Derivative financial instruments	(856)	(703)
Deferred income tax	5,410	553
Changes in assets and liabilities:
Accounts receivable	(5,842)	(2,095)
Inventories	(4,453)	995
Other assets	164	367
Accounts payable, trade	1,310	(3,781)
Other liabilities	(363)	(4,030)
Net cash provided by operating activities	8,482	3,474
Cash flows from investing activities:
Capital expenditures	(252)	(2,320)
Restricted cash	(500)	—
Restricted investments	180	680
Proceeds from sale of real estate and property and equipment	463	2,195
Net cash (used in) provided by investing activities	(109)	555
Cash flows from financing activities:
Payments of long-term debt	(8,629)	(10,985)
Stock options exercised	794	358
Noncontrolling interests distribution and other	—	(1,983)
Treasury stock acquired	(856)	(2,470)
Net cash used in financing activities	(8,691)	(15,080)
Net decrease in cash and cash equivalents	(318)	(11,051)
Cash and cash equivalents, beginning of period	69,073	75,013
Cash and cash equivalents, end of period	$68,755	$63,962

Non cash financing activities - Cashless exercise of stock options	$—	$1,071

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